Exhibit 10.15

CUMMINGS PROPERTIES, LLC
STANDARD FORM	06010326-RSY-E
COMMERCIAL LEASE
     In consideration of the covenants herein contained, Cummings Properties, LLC, hereinafter called LESSOR, does hereby lease to Westaim Biomedical Inc.(a DE corp.), 1 Hampton Road, Suite 302, Exeter, NH 03833 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises; approximately 18,930 leasable square feet (including 1% common area) at 50-B and M Audubon Road, Wakefield, MA 01880 TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on September 1, 2001 and ending at noon on August 30, 2006 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.
     1. RENT. LESSEE shall pay to LESSOR base rent at the rate of four hundred sixty three thousand seven hundred eighty five (463,785) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $38,648.75 on the first day in each calendar month. The first monthly payment*, ~~plus an appropriate fraction -of a monthly payment for any portion of a month at the commencement of the lease term~~ shall be made upon LESSEE’s execution of this lease. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2001, which figure shall be compared with the figure for November 2001, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of “Cost of Living” changes, any adjustment shall then be made on the basis of a comparable index then in general use.

*of rent
     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of One hundred fifteen thousand nine hundred (115,900) U.S. dollars upon the* ~~execution-of-this-lease~~  by LESSEE, which shall be held as security for LESSEE’s performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE’s failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month’s rent, LESSOR may declare this lease null and void for failure of consideration.

*execution of the amendment referred to in Paragraph H of the Rider to Lease
     3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of general and administrative offices, laboratory space and bipmedical research space, including but not limited to animal testing and powder technology pilot plant manufacturing operations .
     4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within 30 days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect ~~as-of-July 1, 2001~~ * .

*for the period July 1, 2001 to June 30, 2002. During the initial term of the lease, the maximum cumulative increase in real estate taxes shall not exceed an average of eight per cent per year of LESSEE’s proportionate share of base year real estate taxes for the building.
     5. UTILITIES. LESSOR shall provide equipment per LESSOR’s building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1.* LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises ~~and/or as a proportionate share of the utility charges for the building if not separatety metefed.~~ LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

*24 hours per day, seven days per week
     6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker’s Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE’s use and occupancy. LESSEE shall be responsible for causing the leased premises* and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

*following delivery of possession by LESSOR

     7. FIRE, CASUALTY, EMINENT DOMAIN. Should* ~~a substantial portion of~~ the leased premises, or** of the property of which ***~~they~~ are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain,**** LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this (ease if: (a) LESSOR fails to give written notice within 30 days of intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.

*more than 35% of any of the laboratory spaces at
**a substantial portion
***the leased premises
****either LESSEE or
     8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer, or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE’s use of the leased premises* LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours**

*for a use other than as provided in Section 3.
**, unless LESSEE continues to pay rent and otherwise comply with its obligations under this lease.
     9. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE* ~~or others,~~ chemical, water or corrosion damage from any source,** and maintenance of any “non-building standard” leasehold improvements, whether installed by LESSOR, LESSEE or a prior occupant. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR’s written consent during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall at all times property control and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR’s expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation or maintenance of equipment which is necessitated by some specific aspect of LESSEE’s use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility, at LESSEE’s expense and subject to LESSOR’s prior written consent. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours.

*, its agents, employees or invitees
**except LESSOR’s negligence
     10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR’s prior written consent.* All such allowed alterations shall be at LESSEE’s expense and shall conform with LESSOR’s construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance or repairs LESSEE is required but has failed to do, LESSEE will promptiy pay any just invoice. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR’s building standard unless noted otherwise. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways or otherwise alter common areas as defined below or the exterior of the building**

*, except such consent shall not be required for nonstructural alterations or additions not exceeding $7,500.
**, provided such changes do not materially interfere with LESSEE’s use of the leased premises.
     11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR’s prior written consent in each and every instance*. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. Notwithstanding LESSOR’s consent to any assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease. LESSEE shall pay LESSOR for “legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.***

*which shall not be unreasonably withheld or delayed
**its reasonable
***which expenses shall not exceed in any one instance $500.
     12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.
     13. LESSOR’s ACCESS. LESSOR and its agents and designees may at any reasonable time enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do.
     14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE’s employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.
     15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE’s employees, agents, eatters-or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking* will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE’s employees, agents, callers or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.

**(i.e. parking where the driver of a vehicle is not readily available at the leased premises)
     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) ~~from whatever cause arising~~, and damage to property, including damage by fire or other casualty, to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE*; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the ~~sole~~-negligence** of LESSOR.

*(unless arising out of LESSOR’s negligence)

**or willful misconduct
     17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR.* Prior to occupancy, LESSEE will deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE’s expense. * Excess liability/umbrella coverage may satisfy the foregoing coverage requirements, provided it provides primary coverage.
     18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE’s expense agrees to erect promptly upon commencement of this lease, signage for the leased premises in accordance with LESSOR’s building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may at LESSEE’s expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.
     19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease,* and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

*except for David Lefebvre of Shanley Realtors and J. Ryan Blelagus of Cold Stream Real Estate Advisors. LESSOR agrees to pay such brokers the commission arising out of this lease per LESSOR’s standard commission schedule.
     20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property; (b) LESSEE shall default in the observance or performance of any of LESSEE’s covenants, agreements, or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof;* or (c) LESSEE vacates the leased premises,** then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE’s effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR’s agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, ~~and, because the payment of rent in monthly installments is for the solo bonefit and convenience of LESSEE~~ , then, in addition to any other remedies,*** the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and**** costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. LESSEE agrees to pay reasonable attorney’s fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.

*or, in the event such default cannot be cured within said 10-day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure,
**without continuing to pay rent and otherwise comply with its obligations under this lease
***the present value of
**** reasonable
     21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE.* Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR’s last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

* with a copy to Joel Bloom, Esq., Mintz, Levin, One Financial Center, Boston, MA 02111
     22. OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession.* LESSEE shall not remove LESSEE’s goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid LESSOR all rent which may become due during the entire term of this lease. ~~LESSOR may require LESSE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to those herein~~. ln the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate of 150 percent of the monthly rent due under this lease immediately prior to termination or at LESSOR’s then current published rent for the leased premises, whichever is greater, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE’s control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’s status as a tenant at sufferance.

*of the leased premises
     23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer or any similar entity.
     24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE’s expense without notice. LESSEE shall maintain a building standard size dumpster* in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by whichever disposal firm LESSOR may designate from time to time. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any costs associated therewith.

*adjacent to the leased premises
     25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers, cutting oils, propellants, acids, etc, which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time,* and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

*except in full compliance with any applicable statutes, regulations, bylaws and the like
     26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR’s immediate control.
     27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE’s goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in* the same condition as they were at the commencement of this lease  ~~or any prior lease between the parties for the leased premises~~, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear and damage by fire or other casualty only excepted. Any of LESSEE’s property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’s expense; retain same under LESSOR’s control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

*substantially
     28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof, (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises, (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually, (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the ierms of this lease unless LESSEE is in default hereof, (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof, (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE’s intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE’s sole remedy, (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shatl constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties, (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages, (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof, (n) No restriction, condition or other endorsement by LESSEE on any check nor LESSOR’s deposit of any full or partial payment shall bind LESSOR in any way or limit LESSOR’s rights under this lease, (o) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease.

     29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired property of LESSEE in any of LESSOR’s buildings to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease or any subsequent lease between the parties. This provision shall survive termination of this lease, shall continue under any subsequent lease, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’s obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. LESSEE agrees to execute a UCC-1 Financing Statement and any other financing agreement as requested by LESSOR in connection with this security interest. THIS PARAGRAPH DOES NOT APPLY
     30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE’s obligations are joint or partnership and also several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.
     31. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease including all terms, conditions, escalations, etc. shall be automatically extended for additional sucessseive periods of five years each unless LESSOR or LESSEE shall serve written notice either party to the other of either party’s option not to so extend the lease. The time for saving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease period. Time is of the essence. THIS PARAGRAPH DOES NOT APPLY
     32. ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)
- See Attached Rider -
     IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 27th day of July, 2001.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: WESTAIM BIOMEDICAL INC.

By:	/s/ DOUGLAS STEPHENS	By:	/s/ DON R. SCHICK

	Duly authorized		Duly authorized
		Print name: DON R. SCHICK	Controller

		By:	/s/ GLENN A. JOHNSTON

Duly authorized
		Print name:GLENN A. JOHNSTON,	Assistant
Treasurer
GUARANTY
     IN CONSIDERATION of Cummings Properties, LLC making this lease with LESSEE at the request of the undersigned (GUARANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extentions or assignments thereof and the undersigned promises to pay all expenses, including reasonable attorney’s fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR’s consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE’s liability hereunder, with or without notice to the undersigned, or LESSOR’s failure to notify the undersigned of any default and/or reinstatement of the tease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR. THIS PARAGRAPH DOES NOT APPLY
     IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal, intending to be legally bound hereby this                                         day of                                                                                 ,                                          .

10/99

Print name:

CUMMINGS PROPERTIES, LLC
STANDARD FORM	06010326-RSY-15
RIDER TO LEASE
The following additional provisions are incorporated into and made a part of the attached lease:
     A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.
     B. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance by LESSEE with such regulations. THIS PARAGRAPH DOES NOT APPLY
     C. ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Wobum (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools, a public park, playground on playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption, and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a public elementary school in specific locations at Cummings Center. THIS PARAGRAPH DOES NOT APPLY
     D. PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building* (based on square footage leased by LESSEE as compared with the total leasable square footage of the building)**. The number of spaces used by LESSEE’s employees, agents and invitees shall not at any time exceed LESSEE’s proportionate share of the total spaces for the building. For purposes of determining LESSEE’s compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises.

* and located in the parking lot adjacent to the building
** which for purposes of the leased premises shall be 40 spaces. LESSOR shall also designate five parking spaces located adjacent to the main entrance of the building for short-term visitor parking. LESSOR shall have no responsibility for enforcing this restriction.
     E. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE’s property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.
     F. ELECTRIC SERVICE. With respect to leases at Cummings Center in Beverly (only), LESSEE agrees that in the event its average electricity use at the lease promise is expected to exceed 200 per months during the term of this lease, it will not sell-generate or co-generate at the leased premises during the terms of this lease or any extension(s) hereof. THIS PARAGRAPH DOES NOT APPLY
     G. * LESSOR, at LESSOR’s cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.
     H. LESSOR, if requested to do so by LESSEE and at LESSEE’s sole expense, shall make alterations necessitated by LESSEE’s use of the leased premises according to a plan to be mutually agreed upon by both parties. Any such alterations shall be considered “non-building standard” for maintenance purposes pursuant to Section 9 of the lease. LESSOR and LESSEE agree that this lease is made expressly contingent upon the execution by LESSOR and LESSEE of an amendment to this lease, with plans and specifications on or before Friday, July 27, 2001, which addresses any and all construction issues to the satisfaction of LESSOR and LESSEE.

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
     I. If LESSOR should make any alterations and amortize the cost thereof under the preceding paragraph, then LESSEE shall provide LESSOR with additional security in an amount and form mutually satisfactory to LESSOR and LESSOR’s counsel and LESSEE and LESSEE’s counsel to ensure payment of all charges to be amortized.
     J. LESSEE may install and maintain at LESSEE’s sole expense an exterior sign on the building in a mutually agreed upon location in compliance with LESSOR’s design and construction standards and any and all ordinances, bylaws, and state and local building codes. In the event LESSEE fails to maintain said sign in good working order and condition, LESSOR may elect, after 10 days’ written notice to LESSEE, to have said sign repaired or removed from the building at LESSEE’s sole expense. LESSOR agrees to place LESSEE’s name on the building directory, to the extent one exists. In addition, prior to commencement of installation, LESSEE shall obtain at LESSEE’s sole expense, all necessary permits and LESSOR’s written consent as to size, graphics, construction and the like, which consent shall not be unreasonably withheld or delayed.
     K. LESSEE may install and maintain at LESSEE’s sole expense, a free-standing sign in a mutually agreed upon location at 50-B Audubon Road in compliance with LESSOR’s design and construction standards and any and all ordinances, bylaws, and state and local building codes. In the event LESSEE fails to maintain said sign in good working order and condition, LESSOR may elect to have said sign repaired or removed from the building at LESSEE’s sole expense. In addition, prior to commencement of installation, LESSEE shall obtain at LESSEE’s sole expense, all necessary permits and LESSOR’s written consent as to size, graphics, construction and the like, which consent shall not be unreasonably withheld or delayed.
     L. Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payment, LESSEE shall have the right to extend this lease, including all terms, conditions, escalations, etc., for two additional periods of three years each (“the first and second extended lease terms” respectively) by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than 6 months prior to the expiration of the initial lease term. Time is of the essence.
     M. Notwithstanding the provisions of Section 1, annual base rent during the extended lease terms shall be recalculated at 95 percent of LESSOR’s published annual rental rate as of the commencement of the respective extended lease term for similar laboratory and office space. As of the execution of this lease, the leased premises are comprised of approximately 8,930 square feet of laboratory space and approximately 10,000 square feet of office space, and LESSOR’s published annual rental rates are $34.95 per square foot for laboratory space and $23.95 per square foot for office space. Said recalculation shall use the weighted average (based on square footage of each respective category of space) of the published annual rental rates for the categories of space of which the leased premises is then comprised. During the first extended lease term, the base month from which to determine the amount of each “Cost of Living” adjustment shall then be changed to January 2006, the “comparison” month shall be changed to November 2006, and the first adjustment during the first extended lease term shall take place with the rent due on January 1, 2007. During the second extended lease term, the base month from which to determine the amount of each “Cost of Living” adjustment shall then be changed to January 2009, the “comparison” month shall be changed to November 2009, and the first adjustment during the second extended lease term shall take place with the rent due on January 1, 2010. Section 1 shall continue to apply in all other respects during the extended lease terms.

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
     N. During the initial term of this lease, provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the one-time right of first lease of approximately 10,181 square feet of additional space at 50-D Audubon Road, Wakefield, Massachusetts under proportionately the same terms and conditions as this lease as said space becomes available for lease directly from LESSOR, subject to the right of the current lessee (if any) to extend or otherwise renegotiate its lease. LESSEE shall have five business days from receipt of notice from LESSOR of said availability to execute LESSOR’s then current standard form lease or amendment to lease for said additional space. If LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR’s then current standard form lease or amendment to lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR with written notice within 30 days after expiration of the relocation period, to occupy a similar amount of additional space on a no-charge basis until such time as LESSOR delivers possession of 50-D Audubon Road. This shall be LESSEE’s exclusive remedy for any failure by LESSOR to deliver possession of 50-D Audubon Road or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.
     O. The parties acknowledge and agree that, as of the execution of this lease, not all of the perimeter walls of the leased premises have been built. Accordingly, after completion of the modifications provided for herein, LESSOR shall carefully measure the entire leased premises in accordance with LESSOR’s standard measurement procedure (measuring to the midpoint of any shared demising walls and to the outside of any exterior walls), and if the size including common area does not equal the total number of square feet set forth in the initial paragraph of this lease, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, which change shall not exceed five percent, based on the same rate per square foot used in this lease, and said actual square footage and adjusted rent shall be substituted for the figures in this lease.
     P. In lieu of the $115,900 cash security deposit provided in Section 2 above, LESSEE may substitute an Irrevocable Letter of Credit negotiable on sight in the amount of $115,900, provided said Letter of Credit is issued by a commercial bank agreeable to LESSOR with a letter of credit paying office in Boston, Massachusetts; provides for payment to LESSOR immediately and on sight upon LESSOR’s delivery to the bank of a statement that the drawing represents actual amounts due to LESSOR from LESSEE under this lease; terminates no earlier than 30 days after the termination of the lease; and is otherwise in a form acceptable to counsel for LESSOR. In addition, the Letter of Credit shall provide that LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit on presentation of a statement that LESSOR feels insecure about the continuing solvency of the issuing bank, and LESSOR agrees to give LESSEE written notice of its insecurity about the issuing bank and its intent to draw the Letter of Credit, and the opportunity for LESSEE to substitute a Letter of Credit from a different bank, if LESSOR believes in its sole judgment, that there is sufficient time for notice and/or substitution. In the event LESSOR draws on the Letter of Credit, LESSOR will promptly notify LESSEE of the rationale for said draw, and LESSEE may substitute a new Letter of Credit that complies with this paragraph. Either the Letter of Credit or the cash security deposit for which it is being substituted shall be delivered to LESSOR upon execution of the amendment referred to in Paragraph H above. If the cash security deposit is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a Letter of Credit that fully complies with this paragraph. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with this Letter of Credit not to exceed $500.

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
     Q. With reference to Section 25 above, no hazardous materials or hazardous wastes shall be used, processed, stored, or disposed of by LESSEE or its employees, agents, contractors or suppliers, in any manner or form within the leased premises or any extension thereof in violation of any applicable local, state, or federal law, rule or regulation. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR harmless from any and all liability, damage or personal injury associated with any use, processing, storage, or disposal of such materials by LESSEE or its employees, agents, contractors or suppliers.
     R. Prior to the termination date of this lease, LESSEE, at LESSEE’s sole expense, shall engage an independent and certified industrial hygienist (“the CIH”) to prepare a decontamination work plan if necessary for the leased premises in accordance with all appropriate standards as determined by the CIH and all applicable laws to address all conditions arising out of LESSEE’s tenancy. LESSEE shall submit said plan to LESSOR for LESSOR’s review and consent. LESSEE shall then complete all measures specified in said plan, including testing and cleaning of all surfaces and other building components recommended therein. The CIH shall certify that as of the termination date of this lease, the entire leased premises and any extension thereof used in any way by LESSEE are free from any harmful chemical, biological or other contamination arising out of LESSEE’s tenancy, in accordance with all applicable standards as described above and all applicable laws. Said certification shall confirm the clean condition of all ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, casework, all other surfaces, and the indoor air quality at the leased premises, and shall specify that there are no restrictions on future use and occupation by others. This certification and any required and recommended cleaning shall be completed prior to the termination of this lease. Time is of the essence. LESSOR shall provide LESSEE with a copy of the health and safety assessment provided by the previous occupant of the leased premises.
     S. LESSEE’s maintenance obligations as provided in Section 9 above shall specifically include, without limitation, periodic inspections of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment; drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, including periodic cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE’s use of and operation at the leased premises shall be at LESSEE’s sole expense. LESSEE agrees that all wastewater discharged from the leased premises, including deionized water, shall be neutralized to a pH of 7.0 ± and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.
     T. LESSEE shall periodically notify LESSOR in writing during the lease term and 30 days prior to the expiration of the lease term of LESSEE’s compliance with its inspection and maintenance obligations as stated above. The frequency of inspections, maintenance and reporting under this paragraph and the preceding paragraph shall be governed by any applicable laws and regulations.
     U. * The preceding two paragraphs regarding LESSEE’s maintenance responsibility are a key consideration of this lease.
     V. Notwithstanding anything to the contrary contained in Section 11 of the lease, LESSEE shall be entitled to assign the lease or sublease the leased premises without LESSOR’s consent upon the following terms and conditions, provided LESSEE serves LESSOR with prior written notice of said assignment or sublease:

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
1.	assign or otherwise transfer the leasehold estate created by the lease to any “affiliate” of LESSEE, which for purposes of this lease shall include without limitation any entity under common control with LESSEE, or to the parent, any franchisee or any subsidiary or successor corporation of LESSEE;

2.	merge into or consolidate with any corporation, provided, following such merger or consolidation, the net worth of the surviving entity shall be reasonably equivalent to, or in excess of, that of LESSEE as of the date hereof; and

3.	assign or otherwise transfer the leasehold estate created by this lease to a purchaser of all or substantially all of the assets of LESSEE, provided that in such instance the acquiring entity, immediately following such acquisition, assumes directly to LESSOR the obligation to perform and be bound by the lease for all payments and performance accruing from and after the date of such acquisition and has a net worth that is reasonably equivalent to, or in excess of, that of LESSEE as of the date hereof.
No transfer, assignment, sale or issuance of existing or new shares of LESSEE shall be regarded as an assignment or transfer of the leasehold estate created by the lease to which LESSOR’s consent shall be required. No consent of LESSOR shall be required to any pledge or assignment of the lease or LESSEE’s interest therein in connection with the general corporate financing or a pledge or assignment of all or substantially all of LESSEE’s assets, leases or leasehold interest.
     W. In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month, less LESSEE’s expenses involved in the sublease. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises.
     X. LESSOR shall at all times during the term procure and maintain in full force and effect one or more policies of property damage insurance, satisfactory in all respects to LESSOR’s institutional first mortgagee, if any, provided that as long as this lease shall be in effect, LESSOR shall carry at least so-called all-risk property damage insurance with a 100% replacement cost endorsement, including without limitation damage arising from earthquake, and coverage against increased costs of reconstruction due to compliance with laws.
     Y. LESSOR hereby represents, warrants and covenants that as of the commencement of the lease, the portions of the building that directly serve the leased premises, including without limitation structural members, such as but not limited to the roof, load-bearing wails, foundations and slabs are in good condition and repair and in full accordance with applicable building codes. In addition, LESSOR agrees to carry out its maintenance obligations under this lease in a good and workerlike manner.

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
     Z. LESSOR covenants and agrees to obtain for LESSEE from each lender, mortgagee, trustee under a deed of trust, beneficiary under a deed of trust, underlying LESSOR or other party whose title is now or might hereafter become superior to the title of LESSOR, or who may have perfected or may perfect any title that might otherwise cause a termination of this lease, a written agreement, in form and substance reasonably satisfactory to LESSEE, providing that LESSEE’s use, occupancy and possession of the leased premises, and other rights under this lease, will not be disturbed so long as LESSEE shall not be in default hereunder beyond any applicable grace period for curing the same at the time any such superior party (or anyone taking under such superior party) shall succeed to the interest of LESSOR hereunder.
     AA. * LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.
     BB. For the purposes of this Lease, the following terms shall have the meanings specified:
1) “Hazardous Materials” means hazardous wastes, hazardous substances, toxic substances, oil, petroleum products and their by-products, asbestos, polychlorinated biphenyl (PCBs), radon, pollutants, and contaminants, as those terms are defined by the Environmental Laws, and any other substance that is regulated by or forms the basis of liability under the Environmental Laws or constitutes a hazard to human health or the environment including, but not limited to medical and dental products, by-products and waste and biologically and chemically active substances and materials;
2) “Environmental Laws” means all laws, ordinances, statutes, regulations, rules, orders and decrees of any federal, state or local governmental agency relating to the protection of human health or the environment including, but not limited to Massachusetts General Laws, Chapter 21C et seq. the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Coastal Zone Management Act, 16 U.S.C. 1451 et seq., and the Flood Disaster Protection Act, 42 U.S.C. 4001 et seq.
     CC. With respect to any condition existing prior to the commencement of LESSEE’s occupancy under this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any “release,” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or in Mass. G. L c. 21E, §2 (“c. 21E”), of any Hazardous Materials as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE’s occupancy and not caused in any way by LESSEE.
     DD. * LESSOR and LESSEE agree, upon written request of the other party, to execute a Notice of Lease pursuant to Mass. G. L. c. 183, §4 for recording in the appropriate registry of deeds.
     EE. * LESSOR represents that, to the best of its knowledge and belief, the use of the leased premises for the purposes set forth in Section 3 above is permitted under the Massachusetts General Laws and the Wakefield Zoning Bylaws. In the event, however, that LESSOR is unable to obtain a building permit for the modifications at the leased premises, LESSOR shall have the right, at its sole expense, to appeal any such decision. If LESSOR declines to prosecute said appeal or if any such decision is upheld after all applicable appeals have been exhausted, then LESSEE may cancel this lease by serving LESSOR with one full calendar month’s prior written notice to that effect, and neither party shall have any further obligation

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
to the other. Cancellation of the lease shall be LESSEE’s exclusive remedy for any breach by LESSOR of this representation or otherwise in connection with this paragraph.
     FF. * LESSOR agrees that all work to be performed by LESSOR as set forth in the plan attached hereto shall be completed in a good and workerlike manner.
     GG. LESSOR represents that, to the best of its knowledge and belief, the common areas serving the leased premises are in compliance with current requirements of the Americans with Disabilities Act of 1991 (“ADA”) for LESSEE’s use as set forth in Section 3 above. If LESSEE receives written notice from any enforcement authority at any time, however, that any of said common areas are not in compliance with the ADA as now written, then LESSEE shall serve LESSOR with written notice thereof. LESSOR shall then have a reasonable period of time not to exceed 60 days to correct any noncomplying element, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with 30 days’ prior written notice. Cancellation of the lease shall be LESSEE’s exclusive remedy for any failure by LESSOR to comply with this paragraph.
     HH. In the event LESSOR shall default in the performance of any of its obligations hereunder, and such default shall continue for 30 days after notice thereof from LESSEE, or longer if the default cannot reasonably be cured in 30 days, and LESSOR commences to cure the default within the 30-day period but then fails to diligently proceed with a cure (or, in the event of an emergency, such shorter period as may be reasonable under the circumstances), then LESSEE shall have the right to perform such work or cure such default, and LESSOR shall promptly reimburse LESSEE for reasonable and necessary costs and expenses paid by LESSEE to any third party to cure such default. If LESSOR does not so reimburse LESSEE within 30 days after demand (which shall be accompanied by a reasonably detailed back-up for such costs), then LESSEE shall have the right, upon notice to LESSOR of its intent to do so, to deduct such amount from the next succeeding installment(s) of rent or other sums due hereunder, unless LESSOR notifies LESSEE that LESSOR disputes such amount.
     II. In the event this lease is terminated and LESSOR obtains a judgment for full accelerated rent in accordance with the provisions of Section 20 herein, LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR’s failure to re-let the leased premises despite LESSOR’s reasonable efforts shall not limit LESSEE’s liability hereunder.
     JJ. With respect to Sections 9 and 13 of the lease, LESSOR shall provide LESSEE at least 24-hour notice, except in the case of an emergency, in advance of entering the leased premises for the purposes of repairs, maintenance, alterations or for any other purpose, and shall not unreasonably interfere with LESSEE’s operations.
     KK. * LESSEE shall have access to the leased premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks arising out of this unlimited access provision.
     LL. Wherever in the lease, either party is obligated to reimburse the other for costs or expenses incurred or borne by the other, the reimbursing party shall be responsible for costs and expenses actually and reasonably incurred and the party requesting reimbursement shall, on request, provide reasonable evidence of such costs or expenses.

LESSOR	LESSEE
LESSEE

06010326-RSY-15
RIDER TO LEASE
(Continued)
     MM. Wherever in the lease, the consent or approval of any party is required or provided for, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
     NN. LESSOR hereby represents, warrants and covenants that upon completion of all modifications by LESSOR, all electrical, plumbing, sprinkler, mechanical (including, without limitation, all heating, ventilation and air conditioning systems) and other systems and facilities servicing the leased premises, including any or all portions of such systems located outside of the leased premises, comply with all laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the leased premises and/or over the property of which the leased premises are a part, and of all of their respective departments, bureaus and officials.
     OO. LESSOR shall further promptly observe and comply with all present and future laws, ordinances, notices, orders, rules, regulations, directions and requirements of all federal, state, county and municipal governments and the appropriate departments, commissions, boards and officers thereof including, but not limited to, Environmental Laws (excluding, however, any Environmental Laws that apply solely due to the presence of Hazardous Materials brought onto the leased premises by LESSEE), as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, all to the extent LESSEE is not so obligated to comply.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: WESTAIM BIOMEDICAL INC.

By:	/s/ DOUGLAS STEPHENS	By:	/s/ DON R. SCHICK

	Duly authorized			Duly authorized
Date: 7/27/01		Print Name: DON R. SCHICK		Controller

		By:	/s/ GLENN A. JOHNSTON

		Print Name: Glenn A. Johnston		Duly authorized
			Assistant Treasurer	01/01

NOTE: THIS DRAWING IS SCHEMATIC ONLY. NO REPRESENTATION IS MADE AS TO THE ACCURACY OF DIMENSIONS OR CONSTRUCTION. ALL CONDITIONS SHOULD BE FIELD VERIFIED.

NOTE: THESE CAD DRAWINGS ARE RECORDED ON, OR CAN BE TRANSMITTED AS, ELECTRONIC MEDIA. THEY ARE THEREFORE SUBJECT TO UNDETECTABLE ALTERATION OR ERASURE, EITHER INTENTIONAL OR UNINTENTIONAL, DUE TO, AMONG OTHER CAUSES: TRANSMISSION, CONVERSION, MEDIA DEGRADATION, SOFTWARE ERROR, OR HUMAN ALTERATION. ACCORDINGLY, CUMMINGS PROPERTIES, LLC SHALL NOT BE HELD LIABLE FOR ANY CLAIMS, LOSSES, DAMAGES, OR COSTS ARISING OUT OF ANY SUCH USE OF THESE CAD DOCUMENTS.

50-M
LSF: 330 +/-
50-S
Saphos
50-B
LSF: 16,500 +/-
60
Agion Technologies
50-D
ABC

Final Plan

DATE:

CUMMINGS PROPERTIES, LLC STANDARD FORM	LESSEE
12030659-CMA-H
LEASE EXTENSION
     In connection with a lease currently in effect between the parties at 50-B and M Audubon Road, Wakefield, Massachusetts, fully executed on July 27, 2001 and terminating August 30, 2006, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and NUCRYST Pharmaceuticals Inc., LESSEE, hereby agree, effective August 1, 2004, to amend said lease as follows:
1.	The lease is hereby extended for an additional term of two (2) years and eleven (11) months ending at noon on July 30, 2009.

2.	Base rent is hereby changed to four hundred forty seven thousand seven hundred seven (447,707) dollars per year or $37,308.91 per month.

3.	The base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2003, which figure shall be compared with the figure for November 2004, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year.

4.	(THIS PARAGRAPH DOES NOT APPLY) Upon execution of this Lease Extension, the security deposit shall be increased by $ from $ to a new total of $ . LESSEE shall pay this increase upon LESSEE’s execution of this Lease Extension.

5.	(THIS PARAGRAPH DOES NOT APPLY) The lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party’s desire not to so extend the lease. The time for serving such written notice shall be not more than twelve months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

6.	Notwithstanding Section 20 of the lease, in the event the entire balance of rent due under the lease becomes due and payable as liquidated damages, said amount shall be discounted to its net present value as of the date of LESSOR’s notice of default, using the published prime rate then in effect. Furthermore, LESSEE’s covenants under the lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under the lease, including a covenant constituting a significant inducement to LESSEE to enter into the lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate the lease.

7.	In the event either party has employed a real estate broker, tenant representative, or other third party on its behalf in connection with this Lease Extension and/or any future extension, renewal, or expansion of the lease, then payment of any and all fees or commissions shall be the sole responsibility of the party engaging any such broker, representative, or third party. LESSEE and LESSOR agree that the party who so engages any broker, representative, or other third party shall indemnify the other against any and all claims for any such fees or commissions. Notwithstanding the above, LESSOR agrees to pay a brokerage commission of $8,442.32 on LESSEE’s behalf to John Butterworth of Meredith & Grew Incorporated, on account of this Lease Extension. LESSEE warrants that this is the total commission to be paid by LESSOR on account of this Lease Extension.

8.	To the extent any inconsistency exists between this Lease Extension and the lease, including any prior amendments, the conditions contained herein shall control and supersede any earlier provisions. Neither the submission of this Lease Extension, nor the prospective acceptance of any increase in the security deposit, shall constitute a reservation of or option for the leased premises, it being expressly understood and agreed that this Lease Extension shall not bind either party in any manner whatsoever until it has been executed by both parties.

9.	* The size of the leased premises is hereby increased by approximately 4,737 square feet (including 1% common area), from approximately 18,830 square feet (including 1% common area), to a new total of approximately 23,567 square feet (including 1% common area) with the addition of 50-S Audubon Road (“50-S”).

10.	Notwithstanding the effective date of this Lease Extension, the parties acknowledge and agree that 50-S is presently under lease to a third party whose lease terminates on or about September 30, 2004. Upon full execution of this Lease Extension, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenant prior to the termination of its lease. In the event that LESSOR fails for any reason to obtain possession of said premises by the effective date of this Lease Extension, LESSEE may deduct $4,425.15 from each monthly rental payment (to be apportioned for any partial month) until such time as LESSOR obtains possession of said premises. This rent deduction shall be LESSEE’s sole remedy for any delay in obtaining possession of said premises.

ENA LESSOR
SHG LESSEE

LEASE EXTENSION
(Continued)
11.	LESSOR, at LESSOR’s cost, shall modify 50-S according to the mutually agreed upon plan attached hereto within 60 days after LESSOR obtains possession of 50-S and receives a building permit.

12.	The maximum cumulative “Cost of Living” increase during the period August 1, 2004 to July 30, 2009 (only) shall not exceed an average of 2.5 percent per calendar year.

13.	Paragraph L of the Rider to Lease is hereby deleted and the following shall now apply. Provided LESSEE is not then in default of the lease or in arrears of any rent or invoice payment, LESSEE shall have the right to extend the lease, including all terms, conditions, escalations, etc., for two additional periods of five years each (“the first extended lease term” and “the second extended lease term,” respectively) by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than 6 months prior to the expiration of the then current lease term. Time is of the essence.

14.	At any time prior to July 30, 2009 (only), provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the one-time right of first lease on each of the following suites at 50-60 Audubon Road (all of which include 1% common area); 50-V (approximately 3,256 square feet), 50-D (approximately 8,058 square feet), 50-P (approximately 2,288 square feet), and 60 (approximately 20,530 square feet) at 95% of LESSOR’s then current published rental rate for each space as it becomes available for lease directly from LESSOR, subject to the right of the current lessees (if any) to extend their leases, exercise pre-existing rights of first lease on 50-D and 50-P, or otherwise renegotiate their leases. LESSEE shall have 48 hours from receipt of notice from LESSOR of the availability of any one of these spaces to execute LESSOR’s then current standard form lease or amendment to lease for said additional space. If LESSOR fails to notify LESSEE of the availability of any of said spaces and leases said space to others, and if LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR’s then current standard form lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within 30 days after expiration of the relocation period, to occupy a similar amount of additional space on a no-charge basis until such time as LESSOR delivers possession of said space. This shall be LESSEE’s exclusive remedy for any failure by LESSOR to deliver possession of any of said spaces as provided herein or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

15.	Paragraph M of the Rider to Lease shall apply to the options set forth in Section 13 above, except that for purposes of recalculating the rental rates, the leased premises shall now be comprised of approximately 8,973 square feet of laboratory space and approximately 14,594 square feet of office space. In addition, during the first extended lease term, the base and comparison months shall be changed to January 2009 and November 2009 respectively, with the first adjustment to take place with the rent due on January 1, 2010, and during the second extended lease term, the base and comparison months shall be changed to January 2014 and November 2014 respectively, with the first adjustment during the second extended lease term to take place with the rent due on January 1, 2015.

16.	The parties acknowledge and agree that, as of the execution of this Lease Extension, not all of the perimeter walls of 50-S have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure 50-S (only), and if the size including common area does not equal the number of square feet set forth in Section 9 above, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in this Lease Extension, and said actual square footage and adjusted rent shall be substituted for the figures herein.

17.	If LESSEE exercises its right to remove telephone equipment as provided in Section 9 of Amendment to Lease #1, then if requested to do so by LESSOR, LESSEE shall also remove all wiring associated with such equipment prior to the termination of the lease.
     All other terms, conditions and covenants of the lease shall continue to apply. In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 25th day of May, 2004.
(duplicate of original signed May 20, 2004)

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: NUCRYST PHARMACEUTICALS INC.

By:	/s/ E.N. Aquresti Sr.	By:	/s/ Scott H. Gillis

	6/2/04 Duly Authorized		Duly Authorized

Print Name: Scott H. Gillis